Exhibit 4.1


                                    INDENTURE


                            Dated as of June 28, 2002


                                     between


                           KRONOS INTERNATIONAL, INC.,

                                   as Issuer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee,

                      8 7/8 % Senior Secured Notes due 2009

                             CROSS-REFERENCE TABLE*

 Trust Indenture Act Section                                  Indenture Section

   310 (a)(1)..............................................   7.10
       (a)(2)..............................................   7.10
       (a)(3)..............................................   N.A.
       (a)(4)..............................................   N.A.
       (a)(5)..............................................   7.10
       (b).................................................   7.3, 7.8, 7.10
       (c).................................................   N.A.
   311 (a).................................................   7.11
       (b).................................................   7.11
       (c).................................................   N.A.
   312 (a).................................................   2.5
       (b).................................................   13.2, 13.3
       (c).................................................   13.2, 13.3
   313 (a).................................................   7.6
       (b)(1)..............................................   7.6
       (b)(2)..............................................   7.6, 7.7
       (c).................................................   7.6, 13.2
       (d).................................................   7.6
   314 (a).................................................   4.3, 4.4, 13.5
       (b).................................................   11.2
       (c)(1)..............................................   4.4, 13.4
       (c)(2)..............................................   13.4
       (c)(3)..............................................   13.4
       (d).................................................   11.4, 11.6, 11.9
       (e).................................................   13.5
       (f).................................................   N.A.
   315 (a).................................................   7.1, 7.2
       (b).................................................   7.5
       (c).................................................   7.1
       (d).................................................   7.1
       (e).................................................   6.11
   316 (a)(last sentence)..................................   2.9
       (a)(1)(A)...........................................   6.5
       (a)(1)(B)...........................................   6.4
       (a)(2)..............................................   N.A.
       (b).................................................   6.7
       (c).................................................   2.12
   317 (a)(1)..............................................   6.8
       (a)(2)..............................................   6.9
       (b).................................................   2.4


* This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

   318 (a).................................................   13.1
       (b).................................................   N.A.
       (c).................................................   13.1

N.A. means not applicable.

                                TABLE OF CONTENTS


                                                                            Page

                               ARTICLE I.

               DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.   Definitions.................................................1
Section 1.2.   Other Definitions..........................................25
Section 1.3.   Incorporation by Reference of Trust Indenture Act..........26
Section 1.4.   Rules of Construction......................................26
Section 1.5.   Acts of Holders............................................27

                               ARTICLE II.

                                    THE NOTES

Section 2.1.   Form and Dating............................................28
Section 2.2.   Execution and Authentication...............................29
Section 2.3.   Registrar and Paying Agent.................................30
Section 2.4.   Paying Agents to Hold Money in Trust.......................30
Section 2.5.   Holder Lists...............................................31
Section 2.6.   Transfer and Exchange......................................31
Section 2.7.   Replacement Notes..........................................40
Section 2.8.   Outstanding Notes..........................................40
Section 2.9.   Treasury Notes.............................................41
Section 2.10.  Temporary Notes............................................41
Section 2.11.  Cancellation...............................................41
Section 2.12.  Defaulted Interest.........................................41
Section 2.13.  Persons Deemed Owners......................................42
Section 2.14.  "CUSIP", "ISIN" and "Common Code" Numbers..................42
Section 2.15.  Designation................................................42
Section 2.16.  Issuance of Additional Notes...............................42

                              ARTICLE III.

                             REDEMPTION AND PURCHASE

Section 3.1.   Notices to Trustee.........................................43
Section 3.2.   Selection of Notes.........................................44
Section 3.3.   Notice of Redemption or Purchase...........................44
Section 3.4.   Effect of Notice of Redemption or Purchase.................46
Section 3.5.   Deposit of Redemption Price or Purchase Price..............46
Section 3.6.   Notes Redeemed or Purchased in Part........................46

Section 3.7.   Optional Redemption........................................46
Section 3.8.   Special Redemption.........................................47
Section 3.9.   Redemption or Purchase upon Change of Control at
               the Option of the Company..................................47
Section 3.10.  Purchase upon Change of Control Offer......................47
Section 3.11.  Purchase upon Application of Excess Proceeds...............49

                               ARTICLE IV.

                                    COVENANTS

Section 4.1.   Payment of Principal and Interest..........................51
Section 4.2.   Maintenance of Office or Agency............................51
Section 4.3.   Reports to Holders.........................................52
Section 4.4.   Compliance Certificate.....................................53
Section 4.5.   Taxes......................................................53
Section 4.6.   Stay, Extension and Usury Laws.............................53
Section 4.7.   Limitation on Restricted Payments..........................53
Section 4.8.   Limitation on Dividend and Other Payment
               Restrictions Affecting Restricted Subsidiaries.............57
Section 4.9.   Limitation on Incurrence of Additional Indebtedness........58
Section 4.10.  Limitation on Asset Sales..................................59
Section 4.11.  Limitations on Transactions with Affiliates................61
Section 4.12.  Limitation on Liens........................................63
Section 4.13.  Conduct of Business........................................64
Section 4.14.  Maintenance of Properties and Insurance....................64
Section 4.15.  Offer to Purchase upon Change of Control...................65
Section 4.16.  Limitation of Guarantees by Restricted Subsidiaries........65
Section 4.17.  Provision of Security......................................66
Section 4.18.  Limitation on Preferred Stock of Restricted Subsidiaries...66
Section 4.19.  Payments to the Collateral Agent...........................67
Section 4.20.  Corporate Existence........................................67
Section 4.21.  Compliance with Laws.......................................67

                               ARTICLE V.

                                   SUCCESSORS

Section 5.1.   Merger, Consolidation and Sale of Assets...................68
Section 5.2.   Successor Corporation Substituted..........................70

                               ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.   Events of Default..........................................70
Section 6.2.   Acceleration...............................................72
Section 6.3.   Other Remedies.............................................72
Section 6.4.   Waiver of Past Defaults....................................73
Section 6.5.   Control by Majority........................................73
Section 6.6.   Limitation on Suits........................................73
Section 6.7.   Rights of Holders of Notes to Receive Payment..............74
Section 6.8.   Collection Suit by Trustee.................................74
Section 6.9.   Trustee May File Proofs of Claim...........................74
Section 6.10.  Priorities.................................................75
Section 6.11.  Undertaking for Costs......................................75

                              ARTICLE VII.

                                     TRUSTEE

Section 7.1.   Duties of Trustee..........................................76
Section 7.2.   Rights of Trustee..........................................77
Section 7.3.   Individual Rights of Trustee...............................78
Section 7.4.   Trustee's Disclaimer.......................................78
Section 7.5.   Notice of Defaults.........................................78
Section 7.6.   Reports by Trustee to Holders of the Notes.................79
Section 7.7.   Compensation, Reimbursement and Indemnity..................79
Section 7.8.   Replacement of Trustee.....................................80
Section 7.9.   Successor Trustee by Merger, Etc...........................81
Section 7.10.  Eligibility; Disqualification..............................81
Section 7.11.  Preferential Collection of Claims Against Company..........81
Section 7.12.  Concerning the Trustee and the Collateral..................82
Section 7.13.  Appointment of Co-Trustee..................................82
Section 7.14.  Trustee Not Liable for Losses or Damages...................83

                              ARTICLE VIII.

                LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.   Option to Effect Legal Defeasance or Covenant
               Defeasance.................................................84
Section 8.2.   Legal Defeasance and Discharge.............................84
Section 8.3.   Covenant Defeasance........................................85
Section 8.4.   Conditions to Legal or Covenant Defeasance.................85

Section 8.5.   Deposited Money and Government Securities to Be
               Held in Trust; Other Miscellaneous Provisions..............87
Section 8.6.   Repayment to the Company...................................87
Section 8.7.   Reinstatement..............................................88

                               ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.   Without Consent of Holders of Notes........................88
Section 9.2.   With Consent of Holders of Notes...........................89
Section 9.3.   Compliance with Trust Indenture Act........................90
Section 9.4.   Revocation and Effect of Consents..........................91
Section 9.5.   Notation on or Exchange of Notes...........................91
Section 9.6.   Trustee to Sign Amendment, Etc.............................91

                               ARTICLE X.

                           SATISFACTION AND DISCHARGE

Section 10.1.  Satisfaction and Discharge.................................91
Section 10.2.  Application of Trust Money.................................92

                               ARTICLE XI.

                             COLLATERAL AND SECURITY

Section 11.1.  Security Documents.........................................93
Section 11.2.  Recording, etc.............................................93
Section 11.3.  Release of Collateral......................................94
Section 11.4.  Satisfaction and Discharge; Defeasance.....................95
Section 11.5.  Additional Collateral......................................95
Section 11.6.  Trust Indenture Act Requirements...........................96
Section 11.7.  Authorization of Actions to be Taken by the
               Trustee or the Collateral Agent Under the Security
               Documents..................................................96
Section 11.8.  Release Upon Termination of the Company's
               Obligations................................................97
Section 11.9.  Intercreditor Agreement....................................97
Section 11.10. Limitation on Duty of Trustee and Collateral Agent
               of Collateral; Indemnification.............................97

                              ARTICLE XII.

                           APPLICATION OF TRUST MONIES

Section 12.1.  Collateral Account.........................................98

Section 12.2.  Investment of Trust Monies.................................98

                              ARTICLE XIII.

                                  MISCELLANEOUS

Section 13.1.  Trust Indenture Act Controls...............................99
Section 13.2.  Notices....................................................99
Section 13.3.  Communication by Holders of Notes with Other
               Holders of Notes..........................................100
Section 13.4.  Certificate and Opinion as to Conditions Precedent........101
Section 13.5.  Statements Required in Certificate or Opinion.............101
Section 13.6.  Rules by Trustee and Agents...............................101
Section 13.7.  No Personal Liability of Directors, Officers,
               Employees and Stockholders................................101
Section 13.8.  Governing Law; Submission to Jurisdiction; Waiver
               of Jury Trial.............................................102
Section 13.9.  No Adverse Interpretation of Other Agreements.............102
Section 13.10. Judgment Currency.........................................103
Section 13.11. Successors................................................103
Section 13.12. Severability..............................................103
Section 13.13. Counterpart Originals.....................................103
Section 13.14. Table of Contents, Headings, Etc..........................103
Section 13.15. Qualification of Indenture................................103

                                    EXHIBITS

Exhibit A      Form of Series A Note
Exhibit B      Form of Series B Note
Exhibit C(1)   Form of Regulation S Certification
Exhibit C(2)   Form of Certificate to Be Delivered upon Exchange or
               Registration of Transfer of Notes
Exhibit D      Form of Certificate to Be Delivered in Connection with
               Transfers to Non QIB Accredited Investors
Exhibit E      Form of Certificate to Be Delivered in Connection with
               Transfers Pursuant to Regulation S

                                    INDENTURE

            INDENTURE dated as of June 28, 2002 between Kronos International, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders (the "Holders" ) of the Company's 8 7/8 % Senior Secured Notes due 2009:

                               ARTICLE I.

               DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges with or into the Company or any of its Restricted Subsidiaries other than from the assets of the Company and its other Restricted Subsidiaries.

            "Additional Interest" means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement or the comparable section of any registration rights agreement entered into in connection with the issuance of any Additional Notes.

            "Additional Notes" means Notes having substantially identical terms and conditions as the (euro)285,000,000 aggregate principal amount of the Company's 8 7/8% Senior Secured Notes issued on the Issue Date, issued pursuant to Article II and in compliance with Section 4.9 of this Indenture.

            "Adjusted Bund Rate" means, with respect to any Redemption Date, the mid-market yield, under the heading which represents the average for the immediately prior week, appearing on Reuters page AABBUND01, or its successor, for the maturity corresponding to June 30, 2009 (if no maturity date is within three months before or after June 30, 2009, yields for the two published maturities most closely corresponding to June 30, 2009 shall be determined and the Bund yield shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), plus 0.50%. The bund rate shall be calculated on the third Business Day preceding such Redemption Date.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on December 30, 2005 (such redemption price being that described in Section 3.7) plus (2) all required remaining scheduled interest payments due on such Note through December 30, 2005, computed using a discount rate equal to the Adjusted Bund Rate, over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

            "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
Section 5.1; (c) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that any such license does not prohibit the Company or any of its Restricted Subsidiaries from using any material technologies licensed or require the Company or any of its Restricted Subsidiaries to pay fees (other than de minimis fees) for use of any material technologies; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete, surplus or unused equipment in the ordinary course of business; (f) any Restricted Payment not prohibited by Section 4.7 or that constitutes a Permitted Investment; (g) the sale, lease, conveyance, disposition or other transfer of assets or Capital Stock of Kronos Invest A/S or Capital Stock of Tinfoss Titan & Iron A/S to the extent the aggregate consideration therefrom is less than $10 million; and (h) Permitted Affiliate Transactions.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors or any analogous law of any other nation or legal jurisdiction or any political subdivision thereof for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, London, England, Germany or Luxembourg or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

            "Capital Stock" means:

            (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

            (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means:

            (1) marketable direct obligations issued by, or unconditionally guaranteed by, the government of any member of the European Union on the Issue Date or the Kingdom of Norway or the United States government or issued by any agency of any of the foregoing governments and backed by the full faith and credit of any such member of the European Union on the Issue Date or Norway or the United States, in each case maturing within one year from the date of acquisition thereof;

            (2) marketable direct obligations issued by any member of the European Union on the Issue Date or the Kingdom of Norway or any state of the United States of America or the District of Columbia or any political subdivision of any such state or District or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

            (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

            (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody's and issued by any bank organized under the laws of any member of the European Union on the Issue Date or the Kingdom of Norway or the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

            (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
      (4) above; and

            (6) Investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
      (5) above.

            "Change of Control" means the occurrence of one or more of the following events:

            (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than the Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

            (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

            (3) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

            (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been (A) approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (B) approved by the Permitted Holders so long as the Permitted Holders then beneficially own a majority of the Capital Stock of the Company.

            "Clearstream" shall mean Clearstream Banking, Societe Anonyme, Luxembourg.

            "Collateral" means, collectively, all of the property pledged to the Trustee or the Collateral Agent for their respective benefit as Trustee or Collateral Agent or for the benefit of the Holders, together with all property that is from time to time subject to the Security Interest of the Security Documents.

            "Collateral Agency Agreement" means the collateral agency agreement, dated June 28, 2002, among The Bank of New York, as Trustee, the Company and U.S. Bank, N.A., as Collateral Agent, as such shall be amended, supplemented or replaced from time to time.

            "Collateral Agent" means U.S. Bank, N.A., together with any successors and assigns.

            "Commission" means the Securities and Exchange Commission.

            "Commodity Agreements" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries and designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of business of the Company or its Restricted Subsidiaries.

            "Common Depository" means initially The Bank of New York, London Branch (or its nominee) or such other common depository for a Depositary as may be appointed by such Depositary from time to time.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means Kronos International, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

            (1) Consolidated Net Income; and

            (2) to the extent Consolidated Net Income has been reduced thereby:

                  (a) all  income  taxes  of  such  Person  and  its  Restricted
            Subsidiaries paid or accrued in accordance with GAAP for such period;

                  (b) Consolidated Interest Expense; and

                  (c) Consolidated Non-cash Charges,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

            (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

            (2) any asset sales (other than disposals or replacements of obsolete or unused equipment in the ordinary course of business) or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

            Furthermore,   in  calculating   "Consolidated  Fixed  Charges"  for
purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

            (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

            (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

            (1) Consolidated Interest Expense; plus

            (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

            (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net cash costs under Interest Swap Obligations;
      (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

            (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

            (1) after-tax gains from Asset Sales (without regard to the $2 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

            (2) after-tax items classified as extraordinary gains in accordance with GAAP;

            (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

            (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; provided, however, that if the Restricted Subsidiary is able despite any such restriction to distribute income or otherwise transfer cash to the referent Person by way of an intercompany loan or otherwise, then such income or cash, to the extent of such ability, shall not be excluded pursuant to this clause (4);

            (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

            (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); provided, however, that such income or loss shall be included in Consolidated Net Income for the purpose of calculating Consolidated Net Income of the Company for Section 4.7(1)(iii)(v);

            (7)  in  the  case  of  a  successor  to  the  referent   Person  by
      consolidation  or  merger  or as a  transferee  of the  referent  Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

            (8) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans; and

            (9) income or loss attributable solely to fluctuations in currency values and related tax effects, in either case related to notes and accounts payable existing prior to or as of the Issue Date and payable to Affiliates of the Company.

            "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 of this Indenture or such other address as to which the Trustee may give notice to the Company.

            "Credit Agreement" means the Credit Agreement dated June 25, 2002 among Kronos Titan GmbH & Co. OHG., Kronos Europe S.A./N.V., Kronos Titan A/S and Titania A/S, the lenders party thereto in their capacities as lenders thereunder, and Deutsche Bank AG, as mandated Lead Arranger, and Deutsche Bank Luxembourg S.A., as Agent and Security Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.9 of this Indenture) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depositary" means Euroclear or Clearstream or a successor clearing agency to either or both of them.

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

            "Euro" or "(euro)" means the currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange the Series A Notes for the Series B Notes.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "Final   Memorandum"   shall  mean  the  Company's   final  offering
memorandum dated June 19, 2002 in respect of the Notes.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Government Securities" means securities issued or directly and fully guaranteed or insured by the government of any member of the European Union or the Kingdom of Norway on the Issue Date rated AAA or above.

            "Guarantee" means the guarantee of any Guarantor of the obligations of the Company under this Indenture and the Notes that may be in effect from time to time.

            "Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted
Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness"   means   with   respect  to  any   Person,   without
      duplication:

            (1) all Obligations of such Person for borrowed money;

            (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) all Capitalized Lease Obligations of such Person;

            (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding from all of the foregoing trade accounts payable and other accrued liabilities arising in the ordinary course of business);

            (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

            (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

            (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

            (8)  all  Obligations  under  Currency  Agreements,   Interest  Swap
      Obligations of such Person and Commodity Agreements; and

            (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

            For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Purchasers" means Deutsche Bank AG London, Dresdner Bank AG London Branch and Commerzbank Aktiengesellschaft, London Branch.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment"  means,  with  respect  to any  Person,  any  direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (i) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, provided that nothing in this clause shall prevent the Company or any Restricted Subsidiary from providing such concessionary trade terms as management deems reasonable in the circumstances; and (ii) loans or extensions of credit which otherwise are Permitted Affiliate Transactions. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, at least 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means the date of original issuance of the Notes.

            "Kronos" means Kronos, Inc., a Delaware corporation, and its successors.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Material Adverse Effect" means, in the aggregate, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

            "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

            (1)  reasonable  out-of-pocket  expenses  and fees  relating to such
      Asset  Sale  (including,   without  limitation,   legal,   accounting  and
      investment banking fees and sales commissions);

            (2) taxes paid or payable or reasonably reserved for after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

            (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

            (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "NL Industries" means NL Industries, Inc., a New Jersey corporation, and its successors.

            "Notes" means the Series A Notes and the Series B Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

            "Obligations"   means  all  obligations   for  principal,   premium,
interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer"   means,  (a)  with  respect  to  any  Person  that  is  a
corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the
Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a) of this definition.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 13.4 and 13.5 of this Indenture.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
13.4 and 13.5 of this Indenture. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

            "Permitted Holder(s)" means (1) Harold C. Simmons ("Simmons"), (2) any trust established primarily for the benefit of Simmons or members of his family (including his spouse and/or his descendants (whether natural or adopted)) or both ("Simmons Trust"), (3) trustees, acting in such capacity, or beneficiaries of a Simmons Trust to the extent of the beneficial interest therein and for so long as such Simmons Trust exists ("Simmons Beneficiaries and Trustees") , (4) NL Industries, (5) any employee plan or pension fund of NL Industries, the Company or any of their Subsidiaries, (6) any Person holding Capital Stock for or pursuant to the terms of any such plan or fund and (7) any Person controlled by, or any group made up of, any one or more of the Persons specified in (1) through (6) above.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (1) Indebtedness under the Notes (other than Additional Notes) issued in the Offering in an aggregate principal amount not to exceed
      (euro)285 million and Guarantees in respect thereof;

            (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (euro)80 million less the amount of any principal payments made by the Company under the Credit Agreement with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.10(1)(c)(i) or under clause (3) of the definition of Net Cash Proceeds;

            (3)  other   Indebtedness   of  the  Company   and  its   Restricted
      Subsidiaries outstanding on the Issue Date;

            (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (5) Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness or trade payables (as applicable) of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (6) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or lenders in respect of the Credit Agreement or other Permitted Indebtedness; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person other than the Company or a Restricted Subsidiary of the Company or lenders in respect of the Credit Agreement or other Permitted Indebtedness holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (6);

            (7) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien other than a Lien of the lenders in respect of the Credit Agreement or other Permitted Indebtedness of such Restricted Subsidiary; provided that if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person other than the lenders in respect of the Credit Agreement or other Permitted Indebtedness of such Restricted Subsidiary holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (7);

            (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

            (9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid, payment or performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) and commercial letters of credit, in all such cases in the ordinary course of business;

            (10) Refinancing Indebtedness;

            (11)  additional   Indebtedness  of  the  Company  in  an  aggregate
      principal amount not to exceed $20 million at any one time outstanding;

            (12) additional Indebtedness of one or more Restricted Subsidiaries of the Company in an aggregate principal amount not to exceed $20 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement);

            (13) Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of guarantees, indemnities or obligations in respect of customary purchase price adjustments in connection with the acquisition or disposition of assets; and

            (14) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $15 million at any one time outstanding.

            For purposes of determining compliance with Section 4.9 of this Indenture, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.9 of this Indenture, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.9 of this Indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, and changes in the amount outstanding due solely to fluctuations in currency exchange rates, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9 of this Indenture.

            "Permitted Investments" means, without duplication:

            (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

            (2) Investments in the Company by any Restricted Subsidiary of the Company;

            (3) Investments in cash and Cash Equivalents;

            (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes;

            (5) Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

            (6) additional Investments not to exceed $20 million at any one time outstanding;

            (7) Investments existing on the Issue Date;

            (8) Investments resulting from settlements or compromises of accounts receivable or trade payables in the ordinary course of business, Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlements of delinquent obligations of such trade creditors or customers;

            (9) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received or investments deemed made in connection with an Asset Sale made in compliance with Section 4.10 of this Indenture;

            (10) Investments represented by guarantees that are otherwise permitted under this Indenture;

            (11) Investments the payment for which is Qualified Capital Stock of the Company; and

            (12) Investments by the Company consisting of loans to one or more officers, directors or other employees of the Company or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of Capital Stock of the Company or its Affiliates, pursuant to the exercise of stock options or in connection with other equity-based compensation.

            "Permitted Liens" means the following types of Liens:

            (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, performance bonds, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), or to secure letters of credit, bankers' acceptances, payment obligations in connection with self-insurance or similar obligations and bank overdrafts (and letters of credit in respect thereof), in each case in the ordinary course of business;

            (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (7) purchase money Liens to finance the construction, acquisition, repair of or improvements or additions to property or assets of the Company or any Restricted Subsidiary of the Company, in each case in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (b) the Lien securing such Indebtedness shall be created within 90 days of such construction, acquisition, repair, improvement or addition;

            (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit in the ordinary course of business and products and proceeds thereof;

            (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (11) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

            (12) Liens securing Indebtedness under Commodity Agreements or Currency Agreements;

            (13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9 of this Indenture; provided that:

            (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

            (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

            (14) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

            (15) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

            (16) Liens arising from filing Uniform Commercial Code financing statements (or similar or equivalent notice-type filings in jurisdictions in which the Uniform Commercial Code has not been adopted or adopted in substantial part) regarding leases;

            (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (18) Liens in favor of the Company securing Indebtedness owed to the Company by one or more of its Subsidiaries;

            (19) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business; and

            (20) escrow agreements and similar arrangements with respect to Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to clause (13) of the definition of Permitted Indebtedness.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Primary Obligations" means, for the purpose of Section 4.19 of this Indenture, any sums owed by the Company to a Holder, the Trustee, the Collateral Agent and all other agents under the Notes and this Indenture.

            "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company, Kronos or NL Industries pursuant to a registration statement filed with the Commission in accordance with the Securities Act (or pursuant to a similar or reasonably equivalent process in the European Union or in any one or more states that are members of the European
Union as of the Issue Date or in Norway); provided that, in the event of a Public Equity Offering by Kronos or NL Industries, such issuer directly or indirectly contributes to the equity capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the date of redemption) of the Notes to be redeemed pursuant to Section 3.8 of this Indenture.

            "Purchase Date" means, with respect to any Note to be purchased, the date fixed for such purchase by or pursuant to this Indenture.

            "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

            "Purchase Price" means the amount payable for the purchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided.

            "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness existing on the Issue Date or incurred in accordance with Section 4.9 of this Indenture (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (11), (12), (13) or (14)
of the definition of Permitted Indebtedness), in each case that does not:

            (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

            (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "Registration   Rights  Agreement"  means  the  registration  rights
agreement  dated  as of the  Issue  Date  among  the  Company  and  the  Initial
Purchasers.

            "Regulation  S"  means   Regulation  S  as  promulgated   under  the
Securities Act.

            "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or any successor rating agency.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary of the Company to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "Security Documents" means, collectively, the pledge agreements and all other security agreements or instruments evidencing or creating any security interests in favor of the Collateral Agent or the Trustee for their respective benefit as Collateral Agent or Trustee or for the benefit of the Holders in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof and this Indenture.

            "Security Interest" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent or the Trustee, for their respective benefit or for the benefit of the Holders.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "Series A Notes" means (i) (euro)285,000,000 aggregate principal amount of 8 7/8% Senior Secured Notes due 2009, issued on the Issue Date and
(ii) Additional Notes, if any, issued from time to time in the form of 8 7/8% Senior Secured Notes due 2009 in a transaction exempt from the registration requirements of the Securities Act, in each case substantially in the form of Exhibit A and containing a Private Placement Legend.

            "Series B Notes"  means (i) notes  issued by the  Company  hereunder containing terms identical to the Series A Notes (except that (A) interest thereon shall accrue from the last date on which interest was paid on the Series A Notes or, if no such interest has been paid, from the date of original issuance, (B) the legend or legends relating to transferability and other related matters set forth on the Series A Notes shall be removed or appropriately altered, and (C) as otherwise set forth herein), to be offered to Holders of Series A Notes in exchange therefor pursuant to the Exchange Offer or any exchange offer specified in any registration rights agreement relating to the Additional Notes and (ii) Additional Notes, if any, issued from time to time in the form of 8 7/8% Senior Secured Notes due 2009 in a transaction subject to the registration requirements of the Securities Act, in each case substantially in the form of Exhibit B.

            "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

            "Subsidiary", with respect to any Person, means:

            (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

            (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

            "Trust Monies" means all cash and Cash Equivalents received by the Trustee or a Collateral Agent:

            (1) pursuant to the Security Documents;

            (2) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

            (3) for application as provided in the relevant provisions of this Indenture or any Security Documents for which disposition is not otherwise specifically provided for in this Indenture or in any Security Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Asset Sale Offer.

            "Unrestricted Subsidiary" of any Person means:

            (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary of the Company unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company; provided that:

            (1) the Company certifies to the Trustee that such designation complies with Section 4.7 of this Indenture; and

            (2) each Subsidiary of the Company to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

            The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary of the Company only if:

            (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 of this Indenture; and

            (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Person" means any U.S. Person as defined in Regulation S.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

            "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person; provided, however, that each of Societe Industrielle du Titane and Kronos Titan-GmbH & Co. OHG shall be deemed to be a Wholly Owned Subsidiary of the Company for all purposes of this Indenture so long as the ownership of outstanding voting securities of each such Subsidiary by the Permitted Holders does not decrease after the Issue Date (other than in respect of directors' qualifying shares or in respect of an immaterial amount of shares required to be owned by other Persons pursuant to applicable law).

Section 1.2.      Other Definitions.

            Term                                   Defined in Section
            ----                                   ------------------
            "Act"                                         1.5
            "Affiliate Transaction"............           4.11
            "Agent Members"....................           2.6
            "Certificated Notes"...............           2.1
            "Change of Control Offer"..........           4.15
            "Change of Control Payment Date"...           3.10
            "Covenant Defeasance"..............           8.3
            "Collateral Account"...............           12.1
            "Event of Default".................           6.1
            "Foreign Collateral"...............           7.12
            "Foreign Person"...................           2.6
            "Global Notes".....................           2.1
            "Guarantee"........................           10.1
            "incur"............................           4.9
            "Institutional Accredited Investors"          2.1
            "Judgment Currency"................          13.10
            "Legal Defeasance".................           8.2
            "Luxembourg Paying Agent"..........           2.3
            "Net Proceeds Offer"...............           4.10
            "Net Proceeds Offer Amount"........           4.10
            "Net Proceeds Offer Trigger Date"..           4.10
            "Offshore Certificated Notes"......           2.1
            "Parallel Obligations".............           4.19
            "Paying Agent".....................           2.3
            "Permanent Regulation S Global Note"          2.1
            "Permitted Affiliate Transaction"..           4.11
            "Private Placement Legend".........           2.6
            "Reference Date"...................           4.7
            "Registrar"........................           2.3
            "Regulation S Global Note".........           2.1
            "Released Collateral"..............           11.3
            "Replacement Assets"...............           4.10
            "Restricted Payment"...............           4.7
            "Rule 144A Global Note"............           2.1
            "Special Redemption"...............           3.8
            "Surviving Entity".................           5.1
            "Temporary Regulation S Global Note"          2.1
            "U.S. Certificated Notes"..........           2.1

Section 1.3.      Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.      Rules of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in the United States;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.      Acts of Holders.

            (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing or bound by such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

            (3) The ownership of Notes shall be proved by the register maintained by the Registrar.

            (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            (5) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its sole option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding securities shall be computed as of such record date.

                               ARTICLE II.

                                    THE NOTES

Section 2.1.      Form and Dating.

            The Series A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto. The Series B Notes shall be substantially in the form of Exhibit B hereto. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of
(euro)1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note"), deposited with the Common Depository, as custodian for the Depositary, and registered in the name of the Common Depository or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Common Depository, as custodian for the Depositary or its nominee, as hereinafter provided.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form substantially in the form set forth in Exhibit A (the "Temporary Regulation S Global Note"), deposited with the Common Depository, as custodian for the Depositary, registered in the name of the Common Depository or its nominee for the accounts of Euroclear and Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit C(1) hereto, a single permanent Global Note in registered form substantially in the form set forth in Exhibit A (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee, as hereinafter provided shall be deposited with the Common Depository, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note transferred.

            Notes offered and sold to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Certificated Notes"). Securities issued pursuant to
Section 2.6 in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Certificated Notes").

            The Offshore Certificated Notes and U.S. Certificated Notes are sometimes collectively herein referred to as the "Certificated Notes." The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the "Global Notes."

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and "General Terms and Conditions of Clearstream" and the "Customer Handbook" of Clearstream shall be applicable to interests in the Global Notes that are held through participants through Euroclear or Clearstream.

Section 2.2.      Execution and Authentication.

            Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee, upon a written order of the Company signed by two Officers of the Company, together with the other documents required by Sections
13.4 and 13.5 of this Indenture, shall authenticate (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount not to exceed
(euro)285,000,000 and (ii) subject to Section 4.9, Additional Notes which may be issued from time to time pursuant to Section 2.16. The Trustee, upon written order of the Company signed by two Officers of the Company, together with the other documents required by Sections 13.4 and 13.5, shall authenticate Series B Notes; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with the Exchange Offer or an exchange offer specified in any registration rights agreement relating to the Additional Notes. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of Additional Notes issued pursuant to Section 2.16, such written order shall certify that such issuance is not prohibited under Section 4.9 of this Indenture. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers. For the purposes of this Indenture, except for Section 4.9, references to the Notes include Additional Notes, if any.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.      Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg where (a) Notes may be presented for registration of transfer or for exchange ("Registrar") and (b) Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent).

            The Company initially appoints the Trustee as Registrar (acting as the Company's agent for this purpose) and Paying Agent in the Borough of Manhattan, The City of New York, the Trustee as Registrar and Paying Agent in London, England and so long as the Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, the Company will maintain a Paying Agent and Transfer Agent in Luxembourg (the "Luxembourg Paying Agent"). The Company also appoints the Trustee to act as Common Depository with respect to the Global Notes and the Registrar as Transfer Agent in the event the Notes are issued in definitive registered form.

Section 2.4.      Paying Agents to Hold Money in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and of any premium, if any, interest and Additional Interest, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for all monies disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.      Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish (or cause the Registrar to furnish) to the Trustee at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.      Transfer and Exchange.

            (1) Transfer and Exchange Generally; Book Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

            Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2 of this Indenture. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

            All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(8)(a) below, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit D(2) hereto.

            (2) Book-Entry Provisions for the Global Notes. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.6(8) of this Indenture.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this
Section 2.6. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Common Depository therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

            At any time at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Common Depository in accordance with the standing instructions and procedures existing between the Common Depository and Depositary for the issuance thereof. Upon receipt of any such request, the Common Depository will cause, in accordance with the standing instructions and procedures existing between the Depositary and Common Depository, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

                  (3) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person as defined under Regulation S, a "Foreign Person"):

            (a) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) (A) the requested transfer is at least two (2) years after the later of the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two (2) years after the last date on which such Note was held by an Affiliate of the Company, or
      (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

            (b) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

            (4) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

            (a) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit C(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

            (b) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in Section 2.6(4)(a) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

            (5) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

            (a) The Registrar shall register the transfer of an interest in the Temporary Regulation S Global Certificate if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit C(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

            (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in Section 2.6(5)(a)(y) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Common Depository, as custodian, shall decrease the amount of the Temporary Regulation S Global Note.

            (6) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

            (a) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

            (b) (i) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by Section 2.6(6)(a) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (ii) if the proposed transferee is an Agent

      Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

            (7) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints Euroclear and Clearstream to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Common Depository, registered in the name of The Bank of New York Depository (Nominees) Limited, as the nominee of the Common Depository, and deposited with the Common Depository.

            Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

            Beneficial owners shall be entitled to receive Certificated Notes in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

            (a) Euroclear or Clearstream notifies the Company that Euroclear or Clearstream, as the case may be, is unwilling or unable to continue as a clearing agency;

            (b) the Common Depository notifies the Company that the Common Depository is unwilling or unable to continue as Common Depository and a successor Common Depository is not appointed within 120 days of such notice; or

            (c) in the case of any Note, an Event of Default has occurred and is continuing with respect to such Note,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 of this Indenture, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes.

            (8)   Legends.

            (a) Except as permitted by Sections 2.6(8)(b) and (c), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each

      Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
      (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO KRONOS INTERNATIONAL, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF KRONOS
      INTERNATIONAL, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN ADVANCE OF SUCH TRANSFER. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND KRONOS INTERNATIONAL, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO

      CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                        (i) in the case of any Transfer Restricted Security that
            is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in Section 2.6(8)(a) and rescind any restriction on the transfer of such Transfer Restricted Security; and

                        (ii) in the  case of any  Transfer  Restricted  Security
            represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 2.6(8)(a), but shall continue to be subject to the provisions of
            Section 2.6(2); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit C(2) hereto).

            (c) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 of this Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (a) above, and the Registrar shall rescind any restriction on the transfer of such Series A Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Series A Notes is either (i) a broker-dealer, (ii) a Person participating in the distribution of the Series A Notes or (iii) a Person who is an affiliate (as defined in Rule 144A) of the Company.

            (d) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR

      NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.1, 2.6, 2.7, 3.3, 4.10 AND 4.15 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            (e) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Common Depository or the Depositary in order for the Notes to be tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

            (9) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, purchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Common Depository, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Common Depository and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Common Depository, at the direction of the Trustee, to reflect such reduction or increase.

            (10)  General Provisions Relating to Transfers and Exchanges.

            (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

            (b) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5 of this Indenture).

            (c) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (d) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

            (e)   The Company shall not be required:

                        (i) to issue, to register the transfer of or to exchange
            Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption or purchase under Section 3.2 of this Indenture and ending at the close of business on the day of selection; or

                        (ii) to register the transfer of or to exchange any Note
            so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                        (iii) to register  the transfer of or to exchange a Note
            between a record date and the next succeeding interest payment date.

            (f) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

            (g) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 of this Indenture.

Section 2.7.      Replacement Notes.

            If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 of this Indenture, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.      Outstanding Notes.

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Common Depository in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in
Section 2.9 of this Indenture, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.7 of this Indenture, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

            If the principal amount of any Note is considered paid under Section
4.1 of this Indenture, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

            If Notes, or portions thereof, for whose payment or redemption money or Government Obligations in the necessary amount, including accrued interest to the Redemption Date, has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust for the Holders of such Notes;

provided, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made, such Notes shall be deemed to be no longer outstanding under this Indenture.

Section 2.9.      Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company or any Guarantor or any such Notes of which the Company is aware owned by any other Affiliate thereof.

Section 2.10.     Temporary Notes.

            Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 of this Indenture, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall dispose of such Notes as it may reasonably determine. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 of this Indenture. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     Persons Deemed Owners.

            Prior to due presentment of a Note for registration of transfer and subject to Section 2.12 of this Indenture, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.     "CUSIP", "ISIN" and "Common Code" Numbers.

            The Company in issuing the Notes shall use "CUSIP", "ISIN" and "Common Code" number(s) and the Trustee shall use the "CUSIP", "ISIN" and "Common Code" number(s) in notices of redemption or exchange as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP", "ISIN" or "Common Code" number that appears on any Note, check, advice or payment or redemption notice, and any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP", "ISIN" and "Common Code" number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such number(s). The Company shall promptly notify the Trustee of any changes in "CUSIP", "ISIN" or "Common Code" numbers.

Section 2.15.     Designation.

            The Indebtedness evidenced by the Notes and the Guarantees is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company or a Guarantor which the Company or a Guarantor makes subordinate to any senior indebtedness or such other term denoting seniority.

Section 2.16.     Issuance of Additional Notes.

            The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Series A Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued pursuant to a registration statement under the Securities Act, other than with respect to transfer restrictions or if such Additional Notes shall be required to be registered under the Securities Act pursuant to the terms of a registration rights or similar agreement, such Additional Notes shall be exchangeable for and the Company shall issue and the Trustee shall authenticate Notes substantially in the form of Exhibit B hereto, but without a

Private Placement Legend, to be delivered in exchange for such Additional Notes); provided that any issuance is not prohibited by Section 4.9.

            With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price and the issue date of such Additional Notes, the amount of interest payable on the first payment date applicable thereto and the CUSIP, ISIN or Common Code for such Additional Notes; provided that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of
      Section 1273 of the Internal Revenue Code of 1986, as amended; and

            (3) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Series A Notes as set forth in Exhibit A hereto, or shall be registered securities.

                              ARTICLE III.

                             REDEMPTION AND PURCHASE

Section 3.1.      Notices to Trustee.

            If the Company  elects to redeem Notes pursuant to the provisions of
Section 3.7, 3.8 or 3.9 of this Indenture, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

            If the Company is required to offer to purchase Notes pursuant to the provisions of Section 4.10 or 4.15 of this Indenture, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the purchase shall occur, the Purchase Date, the principal amount of Notes required to be purchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.15 of this Indenture, as the case may be, have been satisfied.

            If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or purchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.      Selection of Notes.

            Except as set forth below, if less than all of the Notes are to be redeemed or purchased other than pursuant to Section 3.7 or 3.8, the Trustee shall select the Notes or portions thereof to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes or portions thereof to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date or Purchase Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

            If less than all of the Notes tendered are to be purchased pursuant to the provisions of Section 4.10 of this Indenture, the Trustee shall select the Notes or portions thereof to be purchased in compliance with Section 4.10. In the event of partial purchase by lot, the particular Notes or portions thereof to be purchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be redeemed pursuant to the provisions of Section 3.7 or 3.8 of this Indenture, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Euroclear and Clearstream procedures), unless such method is otherwise prohibited.

            The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions thereof selected shall be in amounts of (euro)1,000 or integral multiples of (euro)1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of
(euro)1,000, shall be redeemed. No Notes of a principal amount of (euro)1,000 or less shall be redeemed or purchased in part.

Section 3.3.      Notice of Redemption or Purchase.

            (1)   In the event Notes are to be redeemed or purchased pursuant to
Section 3.7, 3.8 or 3.9 of this Indenture, at least 30 days but not more than 60 days before the Redemption Date or Purchase Date, as the case may be, the Company shall mail a notice of redemption or purchase to each Holder whose Notes are to be redeemed or purchased in whole or in part, with a copy to the Trustee. So long as the Series B Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the holders of the Notes shall be made in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published on Saturday, Sunday or holiday editions.

            (2) The notice shall identify the Notes or portions thereof to be redeemed or purchased and shall state:

            (a)   the Redemption Date or Purchase Date, as the case may be;

            (b)   the Redemption Price or Purchase Price, as the case may be;

            (c) if any Note is being redeemed or purchased in part, the portion of the principal amount of such Note to be redeemed or purchased and that, after the Redemption Date or Purchase Date. as the case may be, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion will be issued;

            (d)   the name and address of the Paying Agent;

            (e) that Notes called for redemption or purchase must be surrendered to the Paying Agent to collect the Redemption Price or Purchase Price, as the case may be, Additional Interest, if any, and, unless the Redemption Date or Purchase Date, as the case may be, is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date or Purchase Date, as the case may be;

            (f) that, unless the Company defaults in making the redemption or purchase payment, interest and any Additional Interest on Notes called for redemption or purchase will cease to accrue on and after the Redemption Date or Purchase Date, as the case may be, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price or Purchase Price, as the case may be, any Additional Interest and, unless the Redemption Date or Purchase Date, as the case may be, is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date or Purchase Date, as the case may be, upon surrender to the Paying Agent of the Notes redeemed or purchased;

            (g) if fewer than all the Notes are to be redeemed or purchased, the identification of the particular Notes (or portions thereof) to be redeemed or purchased, as well as the aggregate principal amount of the Notes to be redeemed or purchased and the aggregate principal amount of Notes to be outstanding after such partial redemption or purchase;

            (h) the paragraph of the Notes pursuant to which the Notes called for redemption or purchase are being redeemed or purchased; and

            (i) "Cusip," "ISIN," "Common Code" or other identifying number.

            (3) At the Company's request, the Trustee shall give the notice of redemption or purchase in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date or Purchase Date, as the case may be, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.3(2).

Section 3.4.      Effect of Notice of Redemption or Purchase.

      Once notice of redemption or purchase is mailed, Notes or portions thereof called for redemption or purchase become due and payable on the Redemption Date or Purchase Date, as the case may be, at the Redemption Price or Purchase Price, as the case may be. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price or Purchase Price, as the case may be, plus Additional Interest, if any, and accrued and unpaid interest to the Redemption Date or Purchase Date, as the case may be; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date or Purchase Date, as the case may be, shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

Section 3.5.      Deposit of Redemption Price or Purchase Price.

            (1) On or before each Redemption Date or Purchase Date, as the case may be, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or purchased on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date or Purchase Date, as the case may be. The Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose upon the Company's request.

            (2) Unless the Company defaults in making such payment, interest and any Additional Interest on the Notes to be redeemed or purchased will cease to accrue on the applicable Redemption Date or Purchase Date, as the case may be, whether or not such Notes are presented for payment. If any Note called for redemption or purchase shall not be so paid upon surrender because of the failure of the Company to comply with Section 3.5(1), interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date, as the case may be, until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 of this Indenture.

Section 3.6.      Notes Redeemed or Purchased in Part.

            Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or purchased.

Section 3.7.      Optional Redemption.

            Except as set forth below, the Notes are not redeemable before December 30, 2005. The Company may redeem any or all of the Notes at any time on or after December 30, 2005 at the Redemption Prices set forth in the Notes. In addition, the Company must pay accrued and unpaid interest (including Additional Interest, if any) on the Notes redeemed. Any redemption pursuant to this Section
3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of this Indenture.

Section 3.8.      Special Redemption.

            At any time, or from time to time, on or before June 30, 2005, the Company, at its option, may use the net cash proceeds from one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes (including the original principal amount of any Additional Notes) (a "Special Redemption") at a Redemption Price of 108.875% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided, however, that at least 65% of the principal amount of the Notes (including the original principal amount of any Additional Notes) issued will remain outstanding immediately after any such Special Redemption; and provided, further, that such Special Redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of this Indenture.

Section 3.9. Redemption or Purchase upon Change of Control at the Option of the Company.

            At any time on or prior to December 30, 2005, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date or Purchase Date, as the case may be (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date or Purchase Date, as the case may be (but in no event shall such notice be mailed more than 180 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control. Any redemption or purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of this Indenture.

Section 3.10.     Purchase upon Change of Control Offer.

            (1) In the event that, pursuant to Section 4.15 of this Indenture, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

            (2) The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in Section 3.10(3) until a date determined by the Company which is at least 30 but no more than 45 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Payment Date"). On the Change of Control Payment Date, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            (3) Within 60 days following any Change of Control, the Company shall send, by first class mail, a notice to each of the Holders with a copy to the Trustee. The notice shall contain all instructions and materials reasonably necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

            (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.10 and
      Section 4.15 of this Indenture and that, to the extent lawful, all Notes tendered will be accepted for payment;

            (b) the Purchase Price and the Change of Control Payment Date;

            (c) that any Note not properly tendered or otherwise not accepted for purchase will continue to accrue interest and Additional Interest, if any;

            (d) that, unless the Company defaults in the payment of the amount due on the Change of Control Payment Date, all Notes or portions thereof accepted for purchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date;

            (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Change of Control Payment Date;

            (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased in whole or in part; and

            (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book entry transfer) that is not to be purchased, which portion must be equal to (euro)1,000 in principal amount or an integral multiple thereof.

            (4)...On or before the Change of Control Payment Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Change of Control Payment Date in respect of all Notes or portions thereof so tendered and accepted for purchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Notes so purchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate, shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of (euro)1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Change of Control Payment Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.11.     Purchase upon Application of Excess Proceeds.

            In the event that, pursuant to Section 4.10 of this Indenture, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

            The notice shall contain all instructions and materials reasonably necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of (euro)1,000 in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

            (1) that the Net  Proceeds  Offer is  being  made  pursuant  to this
      Section 3.11 and Section 4.10 of this Indenture;

            (2) the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

            (3) that any Note not properly tendered or otherwise not accepted for purchase shall continue to accrue interest and Additional Interest, if any;

            (4) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for purchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

            (5) that Holders electing to have any Notes purchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased in whole or in part; and
            (7) that, to the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered).

            On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for purchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five
(5) days after the Purchase Date) mail to each Holder of Notes so purchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of (euro)1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Purchase Date.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Net Proceeds Offer.

                               ARTICLE IV.

                                    COVENANTS

Section 4.1.      Payment of Principal and Interest.

            The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, as of 12:00 noon in the place of such Paying Agent's office on the due date, holds money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.      Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, the City of New York, in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Offices of the Trustee in the Borough of Manhattan, the City of New York, in London, England and in Luxembourg and the office of the Luxembourg Paying Agent as such offices or agencies of the Company in accordance with Section 2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.      Reports to Holders.

            Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes (or make publicly available through the Commission's electronic data gathering and retrieval ("EDGAR") database):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

            In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. So long as the Notes are listed on the Luxembourg Stock Exchange, copies of such reports shall be available at the specified office of the Paying Agent and Transfer Agent in Luxembourg. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4.      Compliance Certificate.

            The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate further stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge.

            The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

Section 4.5.      Taxes.

            The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a Material Adverse Effect.

Section 4.6.      Stay, Extension and Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that (to the extent that it lawfully may do so) it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.      Limitation on Restricted Payments.

            (1) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

            (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

            (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

            (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes; or

            (d) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment") if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 of this Indenture; provided, however, that for purposes of this clause (ii), the Consolidated Fixed Charge Coverage Ratio of the Company, after giving effect to such Restricted Payment, must be greater than 3.0 to 1.0; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

                  (v) 75% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                  (w) 100% of the aggregate  net cash  proceeds  received by the
            Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

                  (x) without  duplication  of any  amounts  included in Section
            4.7(1)(iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of Section 4.7(1)(iii)(w) and this Section 4.7(1)(iii)(x), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section
            3.8 of this Indenture); plus

                  (y)   without duplication, the sum of:

                  (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                  (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of Investments (other than Permitted Investments) made subsequent to the Issue Date other than to a Restricted Subsidiary of the Company; and

                  (3) upon  redesignation  of an  Unrestricted  Subsidiary  as a
                  Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of amounts governed by clauses (y)(1) and (y)(2) above and this clause
                  (y)(3) shall first be included under this Section 4.7(1)(iii)(y) and, to the extent that the sum of clauses
                  (y)(1) and (y)(2) above and this clause (y)(3) exceeds the aggregate amount of all Investments (other than Permitted Investments) made subsequent to the Issue Date, shall be included under Section 4.7(1)(iii)(v) as included in Consolidated Net Income; plus

                  (z)   $25 million.

            (2)  Notwithstanding  the foregoing,  the provisions of this Section
4.7 do not prohibit:

            (a) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

            (b) the acquisition or redemption of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

            (c) the acquisition or redemption of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or
      (ii) through the application of net proceeds of (a) a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default shall have occurred and be continuing, Refinancing Indebtedness;

            (d) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company (or options or warrants to purchase such Common Stock) from directors, officers and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers and employees, in an aggregate amount not to exceed $3 million in any calendar year;

            (e) on or before 200 days after the Issue Date, the partial or complete redemption of any one or more of (i) the 738 shares of the Company's outstanding Series A Preferred Stock, $100 par value, (ii) the 647 shares of the Company's outstanding Series B Preferred Stock, $100 par value, and (iii) the 5,500,000 shares of the Company's outstanding Profit Participation Certificates, DM100 par value, in each case including any accrued and unpaid dividends thereon, using as consideration the Company's notes or loans receivable from its Affiliates and existing as of the Issue Date (including accrued and unpaid interest thereon);

            (f) on or before 200 days from the Issue Date, the partial or complete conversion into Qualified Capital Stock of the Company of any one or more of (i) the 738 shares of the Company's outstanding Series A Preferred Stock, $100 par value, (ii) the 647 shares of the Company's outstanding Series B Preferred Stock, $100 par value, and (iii) the 5,500,000 shares of the Company's outstanding Profit Participation Certificates, DM100 par value, in each case including any accrued and unpaid dividends thereon;

            (g) on or before 200 days from the Issue Date, the dividend or other transfer by the Company to Kronos of all or a portion of the Company's notes or loans receivable from its Affiliates and existing as of the Issue Date (including accrued and unpaid interest thereon);

            (h) on or before 200 days from the Issue Date, the redemption of any Qualified Capital Stock of the Company, using as consideration all or a portion of the Company's notes receivable from Affiliates and existing as of the Issue Date (including accrued and unpaid interest thereon); and

            (i) one or more Restricted Payments of the net proceeds from the issuance and sale of the Notes, on or promptly after the Issue Date as set forth in, and for the purposes described under, "Use of Proceeds" in the Final Memorandum and, if any net proceeds remain after such Restricted Payment(s), additional Restricted Payment(s), promptly after the Issue Date, in an aggregate amount up to the amount of such remaining net proceeds from such issuance and sale.

            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 4.7(1)(iii) above, amounts expended pursuant to Section 4.7(2)(a), Section 4.7(2)(b)(ii) (to the extent included in the calculation of net cash proceeds in Section 4.7(1)(iii)(w)), Section 4.7(2)(c)(ii)(a) (to the extent included in the calculation of net cash proceeds in Section 4.7(1)(iii)(w)) and 4.7(2)(d) shall be included in such calculation and amounts expended pursuant to Section 4.7(2)(b)(i), Section 4.7(2)(b)(ii) (to the extent not included in the calculation of net cash proceeds in Section 4.7(1)(iii)(w) above), Section 4.7(2)(c)(i), Section 4.7(2)(c)(ii)(a) (to the extent not included in the calculation of net cash proceeds in Section 4.7(1)(iii)(w)), Section 4.7(2)(c)(ii)(b), Section 4.7(2)(e), Section 4.7(2)(f), Section 4.7(2)(g),
Section 4.7(2)(h) and Section 4.7(2)(i) shall be excluded from such calculation, in each case without duplication.

Section 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary of the Company to:

      (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

      (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

      (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

      except, in each case, for such encumbrances or restrictions existing under or by reason of:

                  (a) applicable law;

                  (b) the Notes or this Indenture;

                  (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

                  (d) any  instrument  governing  Acquired  Indebtedness,  which encumbrance or restriction is not applicable to properties or assets, other than the properties or assets so acquired;

                  (e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, extensions, renewals or substitutions thereof provided that the terms of such amendments, extensions, renewals or substitutions are not materially more restrictive in the aggregate as determined by the Board of Directors of the Company in its good faith judgment;

                  (f) customary  restrictions  in the Credit  Agreement,  to the extent and in the manner in effect on the date of effectiveness thereof, and customary restrictions in other agreements governing
            Permitted Indebtedness to the extent such restrictions would not reasonably be expected to have an adverse effect on the ability of the Company to timely pay the principal and interest on the Notes;

                  (g) customary  restrictions  on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

                  (h) customary restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

                  (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (j) in the case of a joint venture or similar entity 50% owned by the Company or a Restricted Subsidiary of the Company, customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; or

                  (k) an agreement governing  Indebtedness incurred to Refinance
            the  Indebtedness  issued,   assumed  or  incurred  pursuant  to  an
            agreement referred to in clause (b), (d), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially more restrictive in the aggregate as determined by the Board of Directors of the Company in its good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

Section 4.9.      Limitation on Incurrence of Additional Indebtedness.

            (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.5 to 1.0.

            (2) The Company and any Restricted Subsidiary that is a Guarantor will not incur any Indebtedness that is expressly subordinated to any senior Indebtedness of the Company or any such Guarantor unless such Indebtedness is also expressly subordinated on the same basis to the Notes or any such Guarantees.

Section 4.10.     Limitation on Asset Sales.

            (1)...The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of as determined in good faith by the Company's Board of Directors;

            (b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided, however, that for the purposes of this Section 4.10, the amount of any liability that would be shown on a consolidated balance sheet of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP and immediately prior to the time of such Asset Sale, other than liabilities that are by their terms expressly subordinated to the Notes, that are assumed by the transferee of any such Asset Sale, will be deemed to be cash; and

            (c) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

                  (i) to prepay any secured senior  Indebtedness  of the Company or senior Indebtedness of a Restricted Subsidiary and, in the case of any such senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

                 (ii) to acquire or otherwise make an investment or enter into a binding commitment to acquire or otherwise make an investment in properties and assets (including Capital Stock) that replace the properties and assets (including Capital Stock) that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

                  (iii) a combination of prepayment and investment  permitted by the foregoing Sections 4.10(1)(c)(i) and (c)(ii).

            (2) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Sections 4.10(1)(c)(i), (1)(c)(ii) and (1)(c)(iii) (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in Sections 4.10(1)(c)(i), (1)(c)(ii) and (1)(c)(iii) (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted

Subsidiary to make an offer to purchase (the "Net Proceeds  Offer")  pursuant to
Section 3.11 and this Section 4.10 to all Holders on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

            (3) Notwithstanding paragraphs (1) and (2) of this Section 4.10, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such paragraphs to the extent that:

            (a)  at  least  80%  of  the   consideration  for  such  Asset  Sale
      constitutes Replacement Assets; and

            (b) such Asset Sale is for fair market value; provided that any consideration that does not constitute Replacement Assets that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph (3) shall constitute Net Cash Proceeds and shall be subject to the provisions of paragraphs (1) and
      (2) of this Section 4.10.

            (4) The Company or such Restricted Subsidiary may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $20 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $20 million, shall be applied as required pursuant to this
Section 4.10).

            (5) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1 of this Indenture, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

            (6) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.10 by virtue thereof.

            (7)   After  consummation  of  any  Net  Proceeds  Offers,  any  Net
Proceeds Offer Amount not applied to any such purchase may be used by the Company for any purpose permitted by the other provisions of this Indenture.

            (8) To the extent that any or all of the Net Cash Proceeds related to an Asset Sale of a Restricted Subsidiary are prohibited or delayed by applicable law from being repatriated (in the form of dividends, loans or otherwise) to the Company, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided by this Section 4.10, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as such applicable law will not permit repatriation to the Company (the Company having agreed to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable law to permit such repatriation). After such repatriation of any such affected Net Cash Proceeds is permitted under such applicable law, such repatriation shall be immediately effected and such repatriated Net Cash Proceeds will be applied in a manner as described in this Section 4.10.

Section 4.11.     Limitations on Transactions with Affiliates.

            (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

            (2) All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $12.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

            (3) The restrictions set forth in Section 4.11(1) and 4.11(2) shall not apply to, and the term "Affiliate Transaction" shall not include, any of the following (each of the following being a "Permitted Affiliate Transaction"):

            (a) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

            (b) transactions to the extent exclusively between or among the Company and any of its Restricted Subsidiaries or to the extent exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

            (c) arrangements under the Company's transfer pricing guidelines, the Services Agreement, dated as of January 1, 1995 (and amended as of April 1, 2002) among NL Industries, Kronos (US), Inc. and the Company, the Tax Agreement, dated as of May 28, 2002, by and between Kronos and the Company, the United States Sales Agreement, effective as of January 1, 1995, among Kronos (US), Inc., Rheox, Inc., the Company, Kronos Limited, Societe Industrielle du Titane, S.A., Kronos Titan-GmbH, Kronos Canada, Inc., Kronos B.V., Kronos Europe S.A./N.V., Kronos Titan A/S, Rheox Limited, Rheox GmbH, Abbey Chemicals Limited, Bentone-Chemie GmbH and Rheox Canada, a division of Rheox, Inc., the United States Sales Agreement, effective as of January 1, 1995, among Kronos (US), Inc., Rheox, Inc., the Company, Kronos Europe S.A./N.V., Kronos Canada, Inc., Kronos Titan GmbH, Rheox Limited, Rheox GmbH and Kronos Titan A/S, the Assignment and Assumption Agreement, dated as of January 1, 1999, by and between Kronos (US), Inc. and the Company, the Amended and Restated Technology Transfer and License Agreement, dated as of May 30, 1990, between Kronos and Kronos Titan-GmbH, the Amended and Restated Technology, Patent and Trademark License Agreement, dated as of May 30, 1990, by and between Kronos (US), Inc. and Kronos Europe S.A./N.V., the Amended and Restated Technology, the Patent and Trademark License Agreement, dated as of May 30, 1990, by and between Kronos (USA), Inc. and Kronos Canada, Inc., the Cross License Agreement, effective January 1, 1999, between Kronos Inc. (formerly known as Kronos (USA), Inc.) and the Company and the Trademark Use Agreement, dated as of May 30, 1990, between Kronos, Inc. (now Kronos (US), Inc.), Kronos (USA), Inc. (now Kronos, Inc.), Kronos Titan-GmbH and Kronos Titan A/S and amended effective as of October 16, 1993 and January 1, 1999, in each case as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date or is required by law or regulatory authority;

            (d) purchases and sales of product and raw materials, insurance arrangements and payments, all of the foregoing in the ordinary course of business consistent with past practice or as may be necessary to accommodate legal, regulatory or other changes in the business of the Company and its Restricted Subsidiaries; and

            (e) Restricted Payments (or Permitted Investments set forth in clauses (4), (7) and (12) of the definition thereof contained in Section 1.1) permitted by this Indenture.

Section 4.12.     Limitation on Liens.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless:

      (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

      (2) in all other cases, the Notes are equally and ratably secured, except for:

            (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and any amendments, extensions, renewals or substitutions thereof provided that the property subject to such Liens as amended, extended, renewed or substituted is not materially different from that initially subject to such Liens as determined by the Board of Directors of the Company in their good faith judgment;

            (b) Liens securing Indebtedness under the Credit Agreement;

            (c) Liens securing senior Indebtedness  incurred pursuant to clauses
      (11) or (12) of the  definition of Permitted  Indebtedness,  as defined in
      Section 1.1;

            (d) Liens securing the Notes and any Guarantees;

            (e) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

            (f) Liens securing Indebtedness incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred without violation of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (g) Permitted Liens.

            In the event that any Lien the existence of which gives rise to a Lien securing the Notes pursuant to the provisions of this Section 4.12 ceases to exist, the Lien securing the Notes required by this Section 4.12 shall automatically be released and the Trustee shall execute appropriate documentation.

Section 4.13.     Conduct of Business.

            The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to, or ancillary or complementary to, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

Section 4.14.     Maintenance of Properties and Insurance.

            (1) The Company shall cause all material properties owned by or leased by it or any of the Restricted Subsidiaries used in the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, and to the extent that, in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted; provided, however, that nothing in this Section 4.14(1) shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal would not reasonably be expected to have a Material Adverse Effect.

            (2) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance to the extent available on commercially reasonable terms; provided, however, that nothing in this Section 4.14(2) shall prevent the Company or any of the Restricted Subsidiaries from discontinuing any insurance, or modifying any such deductibles, retentions, self-insured amounts or co-insurance provisions, if such discontinuance or modification is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such insurance, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or modification would not reasonably be expected to have a Material Adverse Effect.

Section 4.15.     Offer to Purchase upon Change of Control.

            Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company purchase all or a portion (equal to (euro)1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in
Article III of this Indenture and shall include all instructions and materials reasonably necessary to enable Holders to tender their Notes.

            The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue of such compliance.

Section 4.16.     Limitation of Guarantees by Restricted Subsidiaries.


            (1) The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than: (i) Indebtedness and other obligations under the Credit Agreement; (ii) Permitted Indebtedness of a Restricted
Subsidiary of the Company; (iii) Indebtedness under Currency Agreements or Commodity Agreements in reliance on clause (5) of the definition of Permitted Indebtedness; or (iv) Interest Swap Obligations incurred in reliance on clause
(4) of the definition of Permitted Indebtedness), unless, in any such case:

            (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary; and

            (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes (or a Guarantee of the Notes), the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in such other Indebtedness.

            (2) Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall (and shall provide by its terms that it shall) be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

            (a) the unconditional release of such Restricted Subsidiary from its assumption, guarantee or other liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to Section 4.16(1); or

            (b) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (i) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (ii) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Section 4.17.     Provision of Security.

            The Company will not form, acquire or maintain any direct Restricted Subsidiary (other than Kronos Chemie-GmbH and Kronos World Services, S.A./N.V., so long as each such company shall have gross assets of less than $3 million (net of assets contributed thereto for the express purposes of expunging contingent liabilities), and any other direct Restricted Subsidiary having gross assets of less than $1 million), unless, concurrently with the formation, acquisition or maintenance of such Subsidiary, the Company shall execute and deliver, or cause to be executed and delivered, to the Trustee or the Collateral Agent for their respective benefit as Trustee or Collateral Agent or for the benefit of Holders, one or more pledge agreements, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent for their respective benefit as Trustee or Collateral Agent or for the benefit of the Holders, pursuant to which not less than 65% of the Capital Stock of such Subsidiary is pledged to the Trustee or the Collateral Agent for their respective benefit as Trustee or Collateral Agent or for the benefit of the Holders and the Company shall, concurrently therewith, execute and deliver all documents, instruments and agreements in form and substance reasonably satisfactory to the Trustee or the Collateral Agent for their respective benefit as Trustee or Collateral Agent or for the benefit of the Holders reasonably necessary in the opinion of the Trustee or the Collateral Agent for their respective benefit as Trustee or Collateral Agent or for the benefit of the Holders to grant and maintain at all times a fully perfected senior Lien on the collateral pledged pursuant to such pledge agreements.

Section 4.18.     Limitation on Preferred Stock of Restricted Subsidiaries.

            The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

Section 4.19.     Payments to the Collateral Agent.

            Notwithstanding any other provision of this Indenture or the Notes, the Company irrevocably and unconditionally undertakes to pay to the Collateral Agent, as a creditor in its own right and not as a representative of the Holders, sums equal to and in the currency of, its Primary Obligations as when the same fall due for payment under this Indenture or the Notes (the "Parallel Obligations").

            The rights of the Holders to receive payment of the Primary Obligations are several and separate and independent from, without prejudice to, the rights of the Collateral Agent to receive payment of the Parallel Obligations. The Collateral Agent shall have its own independent right to demand payment of the Parallel Obligations.

            The amounts due and payable by the Company under this Section 4.19 shall be decreased to the extent that the Company has paid any amounts to (i) any Holder in respect of the Primary Obligations or (ii) to the Collateral Agent in respect of the Parallel Obligations.

Section 4.20.     Corporate Existence.

            Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary (as the same may be amended from time to time); provided, however, that the Company shall not be required to preserve any such corporate, partnership or other existence of any Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to have a Material Adverse Effect.

Section 4.21.     Compliance with Laws.

            The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the European Union, any state that is a member of the European Union on the Issue Date, the United States, any states thereof, the District of Columbia or the Kingdom of Norway and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, each to the extent applicable, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                               ARTICLE V.

                                   SUCCESSORS

Section 5.1.      Merger, Consolidation and Sale of Assets.

            (1) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

            (a)   either:

                  (i)  the  Company   shall  be  the   surviving  or  continuing
            corporation; or

                  (ii) the  Person (if other  than the  Company)  formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                        (A)  shall  be  a  corporation   organized  and  validly
                  existing under the laws of the United States, any state thereof or the District of Columbia; and

                        (B) shall expressly  assume,  by supplemental  indenture
                  (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

            (b) immediately after giving effect to such transaction and the assumption contemplated by Section 5.1(1)(a)(ii)(B) (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
      (a) shall  have a  Consolidated  Net Worth  equal to or  greater  than the
      Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9;

            (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.1(1)(a)(ii)(B) (including, without limitation, giving effect to any Indebtedness and

      Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

            (d) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (2) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (3) Without limiting any of the activities and transactions that Kronos Titan-GmbH & Co. OHG, a partnership, may engage in or undertake consistent with this Indenture, Kronos Titan-GmbH & Co. OHG may through a merger, consolidation or other business combination transaction continue or succeed as a corporation incorporated under the laws of Germany; provided that such transaction does not adversely affect the Lien on the Capital Stock of Kronos Titan-GmbH & Co. OHG for the benefit of the Collateral Agent, as agent for the Holders pursuant to the terms of this Indenture and the Collateral Agency Agreement.

            (4) Notwithstanding the foregoing, neither the Company nor any Subsidiary will consolidate or merge with NL Industries.

            (5) .Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10 of this Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

            (a) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the European Union, any state that is a member of the European Union on the Issue Date, the United States, any State thereof, the District of Columbia or the Kingdom of Norway;

            (b) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

            (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9 of this Indenture.

            (6) Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with Section 5.1(1)(d).

Section 5.2.      Successor Corporation Substituted.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                               ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.      Events of Default.

            Each of the following constitutes an "Event of Default":

            (1) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

            (2) the failure to pay the principal of any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture or any Security Document which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of this Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) the failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the

      Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20 million or more at any time;

            (5) the repudiation by the Company of any of its obligations under any Security Document, or the unenforceability of any Security Document against the Company, if such unenforceability reasonably would be expected to result in a material adverse effect on the Liens granted by the Company pursuant to such Security Documents;

            (6) one or more judgments in an aggregate amount in excess of $20 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (7)   the Company or any Significant Subsidiary of the
      Company:

                  (a)   commences a voluntary case under any Bankruptcy
            Law,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its creditors, or

                  (e) admits in writing its inability to pay its debts as they become due; or

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

                  (b) appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing; or

                  (c) orders the liquidation of the Company or any of its Significant Subsidiaries;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.2.      Acceleration.

            If any Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.1 of this Indenture with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders) may declare the principal of and accrued and unpaid interest on the Notes to be due and payable immediately, which notice shall specify the respective Events of Default and that it is a "Notice of Acceleration". Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable.

            Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.1 of this Indenture with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

            (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

            (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

            (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(6) of this Indenture, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

            No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.3.      Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.      Waiver of Past Defaults.

            The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.      Control by Majority.

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(3)(c) and 7.1(5) of this Indenture.

Section 6.6.      Limitation on Suits.

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default (other than an Event of Default specified in Section 6.1(7) or 6.1(8));

            (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

            Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.1 of this Indenture with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.7.      Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.      Collection Suit by Trustee.

            If an Event of Default specified in Section 6.l(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.      Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of this

Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys, and any Collateral Agent, for amounts due under Section 7.7 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

            Third: to the Company, the Guarantors, if any, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 of this Indenture, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

Section 7.1.      Duties of Trustee.

            (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (2)   Except during the continuance of an Event of  Default:

            (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

            (b) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required to be furnished to the Trustee under this Indenture to determine whether or not they conform on their face to the requirements of this Indenture but need not confirm, verify or investigate the accuracy of any mathematical calculations or other facts stated therein.

            (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (a) this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.1;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 of this Indenture.

            (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.1.

            (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

            (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.      Rights of Trustee.

            (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

            (2) Before the Trustee acts or refrain from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (3) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

            (6) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 of this Indenture (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) of this Indenture) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 13.2 of this Indenture from the Company or any Holder of the Notes, which notice specifically references the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

            (7)   The Trustee shall not be bound to make any investigation  into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, directions, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (8) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

            (9) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.      Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of this Indenture.

Section 7.4.      Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.      Notice of Defaults.

            If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory purchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.      Reports by Trustee to Holders of the Notes.

            Within 60 days after each June 1 beginning with June 1, 2003, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.      Compensation, Reimbursement and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon by the Company and the Trustee for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee reasonably deems necessary, advisable or appropriate.

            The Company shall indemnify the Trustee, any predecessor Trustee and their officers, employees and agents against any and all out-of-pocket losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 of this Indenture), including the out-of-pocket costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee shall have the right to employ separate counsel in any such action proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the reasonable judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

            To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) or (8) of this Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.      Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10 of this Indenture;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six (6) months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 of this Indenture. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 of this Indenture shall continue for the benefit of the retiring Trustee.

Section 7.9.      Successor Trustee by Merger, Etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 of this Indenture, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12.     Concerning the Trustee and the Collateral.

            The Trustee shall have no duty to act outside of the United States or the United Kingdom in respect of any Collateral located in the jurisdiction other than the United States or the United Kingdom ("Foreign Collateral") but shall at the specific request of a majority in aggregate principal amount of the Notes or the Company appoint a Person or Persons to act on behalf of the Holders with respect to such Foreign Collateral. Such qualified Person or Persons and the Trustee shall, provided the same are reasonably acceptable to the Trustee, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement relating to the Lien or Security Interest in such item of Foreign Collateral pursuant to which such Person or Persons shall exercise the rights and remedies of the Trustee and Holders in the Collateral for their respective benefit. The duties and responsibilities of the Trustee with respect to any Person or Persons and any Collateral are limited to those set forth in this Article VII.

            Both before and after an Event of Default, the Trustee shall have no duty to supervise or monitor such Collateral Agent or its performance, and no liability for any acts or omissions of such Collateral Agent; provided that (x) if a Responsible Officer has actual knowledge of willful misconduct or negligence of such Collateral Agent, the Trustee may replace such Collateral Agent with a successor Collateral Agent which it may appoint and (y) (i) the Trustee shall satisfy itself that any instructions given by the Trustee to such Collateral Agent have been carried out; (ii) the Trustee shall give to such Collateral Agent such instructions to make effective the Liens granted by the Collateral Documents as the Company may request or, if an Event of Default has occurred, as shall be stated to be necessary in the Opinions of Counsel furnished pursuant to Section 11.2 of this Indenture with respect to the Foreign Collateral with respect to which any such Collateral Agent is acting and the Liens granted therein; (iii) the Trustee shall give notice to such Collateral Agent of any Event of Default of which a Responsible Officer has actual knowledge; and (iv) the Trustee may, but has no obligation to, request information from such Collateral Agent with respect to realization on Foreign Collateral.

Section 7.13.     Appointment of Co-Trustee.

            It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this
Section 7.13 are adopted to these ends.

            In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligations necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

            Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on reasonable request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead, such power to be effective for only such continuance of such Event of Default. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (1) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

            (2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

      Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

Section 7.14.     Trustee Not Liable for Losses or Damages.

            Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

                              ARTICLE VIII.

                LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option to Effect Legal Defeasance or Covenant Defeasance.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 of this Indenture be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.      Legal Defeasance and Discharge.

            Upon the Company's  exercise  under Section 8.1 of this Indenture of the option applicable to this Section 8.2, the Company and, if any, the Guarantors, shall, subject to the satisfaction of the conditions set forth in
Section 8.4 of this Indenture, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the "outstanding" only for the purposes of Section
8.5 and the other Sections of this Indenture  referred to in clauses (1) through
(2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

            (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

            (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

            (4)   the Legal Defeasance provisions of this Article VIII.

            Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 of this Indenture.

Section 8.3.      Covenant Defeasance.

            Upon the Company's exercise under Section 8.1 of this Indenture of the option applicable to this Section 8.3, the Company, the Guarantors and the Restricted Subsidiaries of the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 of this Indenture, be released from its obligations under the covenants contained in Sections 3.9, 3.10, 3.11, 4.3, 4.5,
4.7 through 4.18 of this Indenture, inclusive, and Section 5.1 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 of this Indenture, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(3), and 6.1(5) through 6.1(8) of this Indenture shall not constitute Events of Default.

Section 8.4.      Conditions to Legal or Covenant Defeasance.

            The following are the conditions precedent to the application of either Section 8.2 or 8.3 of this Indenture to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Euros or Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and, in the event that the Trustee at any time determines the amount on deposit is insufficient to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders additional cash in Euros or Government Securities, or a combination thereof, in such amounts as will be, together with prior deposit(s), sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing and such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such borrowing and such deposit and the granting of Liens to secure such deposit);

            (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified in this Indenture providing for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

                  (a) either (i) the Company has irrevocably assigned all of its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust fund; and

                  (b) assuming no intervening  bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the U.S. Bankruptcy Code.

            Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5.
            Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.6 of this Indenture, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 of this Indenture in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.4 of this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in
Section 8.4 of this Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) of this Indenture), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.      Repayment to the Company.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Notes and remaining unclaimed for two (2) years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, if required by applicable law shall cause to be published once, in The New York Times and The Wall Street Journal (national editions) and, so long as the Series B Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, shall cause the publication of such notice in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.      Reinstatement.

            If the Trustee or Paying Agent is unable to apply any Euros or Government Securities in accordance with Section 8.2 or 8.3 of this Indenture, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 of this Indenture, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
                               ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes.

            Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee (and, in the case of the Security Documents to which the Collateral Agent is a party, the Collateral Agent) may amend or supplement this Indenture, the Security Documents or the Notes without the consent of any Holder of a Note:

            (1) to cure any ambiguity, defect or inconsistency so long as such changes do not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

            (2) to provide for uncertificated notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article V of this Indenture;

            (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

            (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes in any material respect.

            Upon the request of the Company, accompanied by a resolution of the Board of Directors (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2(2) of this Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.      With Consent of Holders of Notes.

            Except as provided below in this Section 9.2, the Company and the Trustee (and, in the case of the Security Documents to which the Collateral Agent is a party, the Collateral Agent) may amend or supplement this Indenture, the Security Documents (including any amendments that provide for the release of all or a portion of the Collateral as set forth in, and subject to, the conditions herein and in the Security Documents) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2,
6.4 and 6.7 of this Indenture, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

            Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the amount of Notes whose Holders must consent to an amendment;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

            (6) after the Company's obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto; or

            (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Indebtedness evidenced by the Notes.

            Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2(2) of this Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

            It shall not be necessary to obtain the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.      Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.      Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.      Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue, and the Trustee shall authenticate, new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.      Trustee to Sign Amendment, Etc.

            The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 13.4 and 13.5 of this Indenture, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                               ARTICLE X.

                           SATISFACTION AND DISCHARGE

Section 10.1.     Satisfaction and Discharge.

            This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

            (1)   either:

                        (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                        (b) all Notes not  theretofore  delivered to the Trustee
                  for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) the Company has paid all other sums payable under this Indenture by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 13.2,
13.3 and 13.4, and the Trustee's and Paying Agent's obligations in Section 10.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive.

Section 10.2.     Application of Trust Money.

            All money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                               ARTICLE XI.

                             COLLATERAL AND SECURITY

Section 11.1.     Security Documents.

            (1) In order to secure the due and punctual payment of all amounts due under this Indenture and the Notes, the Company has entered into the respective Security Documents to which they are party to create the Security Interests and for related matters.

            (2) Each holder of a Note, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture; including but not limited to any powers of attorney provided for therein.

            (3) Pursuant to the terms of this Indenture, the Collateral as now or hereafter constituted shall be held by the Trustee or the Collateral Agent for the equal and ratable benefit of the Holders, including Holders of Additional Notes, if any, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes, including Additional Notes, if any, and any proceeds realized from the Collateral shall be distributed to the Holders, the Trustee, the Collateral Agent, each other agent employed to act hereunder, or the Company, pursuant to the terms of this Indenture.

            (4) The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and any Collateral Agent the Security Interest in the Collateral contemplated hereby or any part thereof, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes or Parallel Obligations, as applicable secured thereby, according to the intent and purposes herein and therein expressed.

Section 11.2.     Recording, etc.

            (1) The Company and the Guarantors, if any, will cause, at their own expense, the Security Documents, this Indenture, the Collateral Agency Agreement, as applicable, and all amendments or supplements thereto or notices or acknowledgments thereof to be registered, recorded and filed or re-recorded, refiled, renewed or acknowledged in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Security Documents on all parts of the Collateral and to effectuate and preserve the Security Interest of the Holders, the Trustee or the Collateral Agent, as applicable.

            (2) The Company shall furnish or cause to be furnished to the Trustee:

            (a) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel substantially in the form of the Opinion of Counsel delivered on the Issue Date to the Initial Purchasers of the Notes (or the Trustee shall be permitted to rely on such Opinion(s) of Counsel); and

            (b) the Company shall furnish to the Trustee, promptly but in no event later than 30 days after the execution and delivery of this Indenture, Opinion(s) of Counsel required by TIA Section 314(b)(1) and thereafter Opinion(s) of Counsel required by TIA Section 314(b)(2).

            (3)...The Company and the Guarantors, if any, agree to record and file, at its or their own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the Lien, and deliver a file stamped copy of each such financing statement or other evidence of filing to the Trustee and, if applicable, the Collateral Agent, promptly. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file such financing or contamination statements or to make any other filing under the UCC in connection therewith.

Section 11.3.     Release of Collateral.

            (1) The Company will have the right to obtain a release of items of Collateral from the Lien of the Security Documents (the "Released Collateral") subject to a sale or disposition in accordance with this Indenture (including, without limitation, in Section 4.11) and the Trustee or the Collateral Agent, as applicable, will release (or instruct the Collateral Agent to release) the Released Collateral from the Lien of the relevant Security
Documents (and notwithstanding any provision of the applicable Security Documents to the contrary) and reconvey the Released Collateral to the Company promptly prior to such sale or disposition upon compliance with the condition that the Company deliver to the Trustee the following and any other documents necessary to effect the release of the Collateral:

            (a) Release Notice. A notice (each, a "Release Notice") from the Company (i) describing the proposed Released Collateral, (ii) certifying that if such transfer would constitute an Asset Sale, such Asset Sale complies with the terms and conditions of this Indenture with respect thereto and (iii) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee or the Collateral Agent, as applicable, with a copy to the Collateral Agent, if the Collateral Agent is a party to the relevant Security Document;

            (b) Officers' Certificate. An Officers' Certificate of the Company stating that (i) all Net Cash Proceeds, if any, from the sale of any of the Released Collateral will be applied pursuant to the provisions of this Indenture in respect of Asset Sales, (ii) there is no Default or Event of Default in effect and continuing on the date thereof, (iii) the release of the Collateral and the sale or disposition will not result in a Default or Event of Default under Section 6.1, with a copy to the Collateral Agent, if the Collateral Agent is a party to the relevant Security Document;

            (c) Opinions of Counsel. An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee and the Collateral Agent, if applicable, in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein provided for such release have been complied with; and

            (d) Other Documents. All documentation required by the TIA, if any, prior to the release of Collateral by the Trustee or the Collateral Agent, as applicable, and, in the event there is to be a substitution of property for the Collateral subject to the transfer, all documentation necessary to subject such new Collateral to the Lien of the Security Documents.

            (2) Notwithstanding the foregoing provisions of this Section 11.3, the Company may obtain a release of (a) Collateral pursuant to Section 9.2 and
(b) any Net Cash Proceeds for the purposes set forth in Section 4.10(c) or as may be required to purchase Notes pursuant to Section 4.10 of this Indenture by directing the Trustee in writing to cause to be applied such Net Cash Proceeds to such purchase in accordance with Section 4.10 of this Indenture, as applicable, and this Article XI.

            (3) The Company shall also have the right to obtain releases of Collateral pursuant to, and subject to, Section 9.2.

Section 11.4.     Satisfaction and Discharge; Defeasance.

            The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Security Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture pursuant to Article X, for a defeasance pursuant to Article VIII or in accordance with, and subject to, Section 9.2. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article VIII), together with such documentation, if any, as may be required by this Indenture or the TIA (including without limitation, TIA Section 3.14(d)) prior to the release of such Collateral, the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey, or to ensure that the Collateral Agent shall release and reconvey, to the Company all of the Collateral, and shall deliver, or shall instruct delivery by the Collateral Agent of, such Collateral in its, or their, possession to the Company including, without limitation, the execution and delivery of releases or waivers whenever necessary.

Section 11.5.     Additional Collateral.

            The Company shall grant to the Trustee or any Collateral Agent a Security Interest in additional Collateral pursuant to Section 4.17 of this Indenture or the Security Documents and shall deliver to the Trustee or a Collateral Agent, as applicable, the following documents:

            (1) an instrument or instruments in recordable form or otherwise proper form for the applicable jurisdiction sufficient for the valid creation and perfection, if applicable, of a senior Lien of the Security Documents to cover and create a Security Interest in the additional Collateral; and

            (2) Opinion(s) of Counsel in each jurisdiction in which such Collateral is located substantially in the form of the local counsel opinions delivered on the date hereof and otherwise in form and substance satisfactory to the Trustee with respect to the documents executed and delivered by the Company and the Collateral encumbered thereby.

            Any such additional Collateral shall be pledged to the Trustee or a Collateral Agent, directly or indirectly, on behalf of all Holders pursuant to the terms of this Indenture, regardless of the enforceability of such pledge in respect to any specific series of Notes issued under this Indenture or any amendments or supplements hereto.

Section 11.6.     Trust Indenture Act Requirements.

            The release of any Collateral pursuant to Article X or XI, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Company and the Guarantors, if any, on the Notes shall cause TIA
Section 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

Section 11.7.
            Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

            Subject to the provisions of the Security Documents:

            (a) The Trustee or a Collateral Agent, as applicable may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors, if any, hereunder and under the Security Documents; and

            (b) Each of the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent, as applicable, may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes, the Trustee or the Collateral Agent, as applicable, in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes, the Trustee or the Collateral Agent, as applicable).

Section 11.8.     Release Upon Termination of the Company's Obligations.

            In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article X, together with any documentation, if any, as may be required by this Indenture or the TIA (including, without limitation, TIA Section 314(d)) prior to the release of the Collateral, the Trustee or the Collateral Agent, as applicable, shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Notes.

Section 11.9.     Intercreditor Agreement.

            Prior to, and as a condition to, the creation or imposition of any consensual Lien (other than that in favor of the Holders, the Trustee or the Collateral Agent) on the Collateral, the Company, the Trustee and the proposed holder of such Lien will enter into an intercreditor agreement, in form and substance reasonably satisfactory to the Trustee and the Company, and the Trustee is hereby authorized to enter into such intercreditor agreements.

Section 11.10.    Limitation on Duty of Trustee and Collateral Agent of
            Collateral; Indemnification.

            (a) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

            (b) Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, as applicable, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

            (c) The Company shall indemnify the Collateral Agent as set forth in the Collateral Agency Agreement.

                              ARTICLE XII.

                           APPLICATION OF TRUST MONIES

Section 12.1.     Collateral Account

            On the date of this Indenture there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee a collateral account (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Monies which are received by the Trustee or the Collateral Agent shall be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with Section 6.10; but prior to any such sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Indenture.

Section 12.2.     Investment of Trust Monies

            So long as no Event of Default shall have occurred and is continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents upon the Company's written request, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of a written request from the Company specifying the particular Cash Equivalent to be sold. So long as no Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

            The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.2.

                              ARTICLE XIII.

                                  MISCELLANEOUS

Section 13.1.     Trust Indenture Act Controls.

            If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.2.     Notices.

            Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Company:

                  Kronos International, Inc.
                  16825 North Chase Drive
                  Suite 1200
                  Houston, Texas  77060
                  Attention: Robert D. Hardy
                  Fax:  (281) 423-3333

            With a copy to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue
                  Suite 2200
                  Dallas, Texas  75201
                  Attention:  Don M. Glendenning, Esq.
                  Fax:  (214) 756-8623

            If to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  New York, New York 10286
                  Attention:  Global Finance Unit
                  Fax:  (212) 235-2530

            The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            So long as the Series B Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders of the Series B Notes shall be made in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published on Saturday, Sunday or holiday editions.

Section 13.3.     Communication by Holders of Notes with Other Holders of Notes.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.4.     Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 of this Indenture) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 of this Indenture) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.5.     Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.6.     Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7. No Personal Liability of Directors, Officers, Employees and Stockholders.


            No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this

Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such a waiver is against public policy.

Section 13.8.     Governing  Law;  Submission  to  Jurisdiction;  Waiver of Jury
                  Trial.

            THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 13.9.     No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.    Judgment Currency.

            The Company and the Guarantors, if any, jointly and severally, agree to indemnify the Holders and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred, as incurred, as a result of any judgment or award against the Company or such Guarantor in connection with this Indenture being expressed in a currency (the "Judgment Currency") other than Euros and as a result of any variation as between (i) the spot rate of exchange in London at which the Judgment Currency could have been converted into Euro as of the date such judgment or award is paid and (ii) the spot rate of exchange at which the indemnified party converts such Judgment Currency; provided, however, that the liability of the Company and the Guarantors, if any, to the indemnified party under this Section 13.10 shall be limited to that which would have arisen if the indemnified party had acted promptly to convert such judgment or award from the Judgment Currency into Euros. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantors, if any, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 13.11.    Successors.

            All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12.    Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.    Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14.    Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.    Qualification of Indenture.

            The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable out-of-pocket costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                     [Signatures on following pages]

                                   SIGNATURES


                                    KRONOS INTERNATIONAL, INC.


                                    By:  /s/ Robert D. Hardy
                                         -----------------------------------
                                         Name:  Robert D. Hardy
                                         Title: Vice President and Chief
                                         Financial Officer


                                    By:  /s/ John St. Wrba
                                         -----------------------------------
                                         Name:  John St. Wrba
                                         Title: Assistant Treasurer


                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:  /s/ Luis Perez
                                         -----------------------------------
                                         Name:  Luis Perez
                                         Title: Assistant Vice President

                                                                EXHIBIT A


                              FORM OF SERIES A NOTE

                                 (Face of Note)

                       KRONOS INTERNATIONAL, INC.

                   8 7/8% SENIOR SECURED NOTE DUE 2009

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.1, 2.6, 2.7, 3.3, 4.10 AND 4.15 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT


1  To be included only if the Note is issued in global form.

OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),  (2), (3), OR
(7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO KRONOS INTERNATIONAL, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF KRONOS INTERNATIONAL, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN ADVANCE OF SUCH TRANSFER. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND KRONOS INTERNATIONAL, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER
INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                       KRONOS INTERNATIONAL, INC.
                   8 7/8% SENIOR SECURED NOTE DUE 2009


                                                ISIN Co.
                                                              -------------
                                                Common Code
                                                              -------------
No.                                             (euro)
    --------                                          ---------------------

Interest Payment Dates: June 30 and December 30
Record Dates: June 15 and December 15

            KRONOS INTERNATIONAL, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to The Bank of New York
Depository (Nominees) Limited or registered assigns, the principal sum of _____________________ Euro on June 30, 2009.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                    Dated:

                                    KRONOS INTERNATIONAL, INC.


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK
as Trustee

By:
     -------------------------
     Authorized Signatory

                                 (Back of Note)

                  8 7/8% Senior Secured Notes due 2009

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 8 7/8% per annum from the date of original issuance until maturity and shall pay the Additional Interest pursuant to the Registration Rights Agreement referred below. The Company will pay interest and Additional Interest semi-annually on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 30, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 15 and December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

            4. Indenture. The Company issued (euro)285 million in aggregate principal amount of the Notes under an Indenture dated as of June 28, 2002 (the "Indenture") between the Company and the Trustee. The Company shall be entitled to issue Additional Notes (as defined in the Indenture) pursuant to Section 2.16 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. By purchasing the Notes, each Holder acknowledges and agrees to benefit from and be bound by the terms and conditions of the Indenture.

            5. Optional Redemption. Except as described below, the Notes are not redeemable before December 30, 2005. Thereafter, the Company may redeem the Notes at any time on or after December 30, 2005 at its option, in whole or in part, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period (or, in the case of the period commencing on December 30, 2008, six-month period) commencing on December of the year set forth below:

                   Year                 Percentage
      ---------------------------       ----------

      2005.......................       104.437%
      2006.......................       102.958%
      2007.......................       101.479%
      2008 and thereafter........       100.000%

            In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

            6. Special Redemption. (a) At any time, or from time to time, on or prior to June 30, 2005, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes, including the original principal amount of any Additional Notes, issued under the Indenture at a Redemption Price of 108.875% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided that (1) at least 65% of the principal amount of Notes, including the original principal amount of any Additional Notes, issued under the Indenture remain outstanding immediately after any such redemption; and (2) such redemption shall occur within 90 days after the date of closing of the applicable Public Equity Offering.

            (b) At any time on or prior to December 30, 2005, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable
Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event shall such notice be mailed more than 180 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

            7. Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to purchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

            8. Notice of Redemption or Purchase. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than
(euro)1,000  may be redeemed or purchased in part but only in whole multiples of
(euro)1,000, unless all of the Notes held by a Holder are to be redeemed or purchased. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption or purchase.

            9.    Purchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. Such purchase shall be made upon notice mailed by first-class mail within 60 days following the date upon which the Change of Control occurred to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). In the event of a Change of Control, the Company will also publish a notice of the offer to purchase in accordance with the procedures described under Section 13.2 of the Indenture. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

            (b) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of an applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Section 4.10(1)(c)(i), (1)(c)(ii) and (1)(c)(iii) of the Indenture (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds

Offer  Trigger Date as  permitted  in Section  4.10(1)  (c)(i),  (1)(c)(ii)  and
(1)(c)(iii) of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale under the Indenture and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10 of the Indenture.

            (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of (euro)1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of (euro)1,000 and integral multiples of
(euro)1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            13. Defaults and Remedies. Each of the following constitutes an "Event of Default": (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture or any Security Document which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20 million or more at any time; (v) the repudiation by the Company of any of its obligations under any Security Document, or the unenforceability of any Security Document against the Company if such unenforceability reasonably would be expected to result in a material adverse effect on the Liens granted by the Company pursuant to such Security Documents; (vi) one or more judgments in an aggregate amount in excess of $20 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or (vii) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

            15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

            19. Governing Law. The Indenture, the Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Company and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, non-exclusive jurisdiction of the aforesaid courts. Each of the Company and each Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

            20. ISIN and Common Code Numbers. The Company has caused ISIN and Common Code numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            21. Registration Rights. Pursuant to a registration rights agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Company's 8 7/8% Senior Secured Notes due 2009, Series B Note, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such registration rights agreement.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Kronos International, Inc.
                           16825 North Chase Drive
                           Suite 1200
                           Houston, Texas 77060
                           Attention: Robert D. Hardy

                                 ASSIGNMENT FORM


            To assign this Note, fill in the form below:

            (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
              (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

      Date: _____________________

                                    Your Signature:
                                                    ----------------------------
                                                    (Sign exactly as your
                                                    name appears on the
                                                    face of this Note)

            Signature Guarantee:
                                 -----------------------------------------------
                                 (Participant in recognized signature
                                 guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.15 ("Change of Control Offer") of the Indenture, check the applicable boxes

            |_| Net Proceeds Offer:       |_| Change of Control Offer:

               in whole    |_|               in whole    |_|

               in part     |_|               in part     |_|

               Amount to be                  Amount to be
               purchased:(euro)___________       purchased:(euro)___________


            Dated: __________________    Signature:
                                                    -----------------------
                                                    (Sign exactly as your
                                                    name appears on the
                                                    other side of this Note)

            Signature Guarantee:
                                 ------------------------------------------
                                 (Participant in recognized signature
                                 guarantee medallion program)

            Social Security Number or
            Taxpayer Identification Number:
                                            -------------------------------

                                                                EXHIBIT B


                              FORM OF SERIES B NOTE

                                 (Face of Note)

                       KRONOS INTERNATIONAL, INC.

                   8 7/8% SENIOR SECURED NOTE DUE 2009

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.1, 2.6, 2.7, 3.3, 4.10 AND 4.15 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.1



1    To be included only if the Note is issued in global form.

                       KRONOS INTERNATIONAL, INC.
                  8 7/8 % SENIOR SECURED NOTE DUE 2009


                                                     ISIN Co.
                                                             -------------------
                                                     Common Code
                                                                 ---------------
No.                                             (euro)
    --------                                            ------------------------

Interest Payment Dates: June 30 and December 30
Record Dates:  June 15 and December 15

            KRONOS INTERNATIONAL, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to The Bank of New York
Depository (Nominees) Limited or registered assigns, the principal sum of _____________________ Euro on June 30, 2009.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                    Dated:

                                    KRONOS INTERNATIONAL, INC.


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
     -------------------------
     Authorized Signatory

                                 (Back of Note)

                  8 7/8 % Senior Secured Notes due 2009

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 8 7/8% per annum from the date of original issuance until maturity. The Company will pay interest semi-annually on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 30, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 15 and December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

            4. Indenture. The Company issued (euro)285 million in aggregate principal amount of the Notes under an Indenture dated as of June 28, 2002 (the "Indenture") between the Company and the Trustee. The Company shall be entitled to issue Additional Notes (as defined in the Indenture) pursuant to Section 2.16 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. By purchasing the Notes, each Holder acknowledges and agrees to benefit from and be bound by the terms and conditions of the Indenture.

            5. Optional Redemption. Except as described below, the Notes are not redeemable before December 30, 2005. Thereafter, the Company may redeem the Notes at any time on or after December 30, 2005 at its option, in whole or in part, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period (or, in the case of the period commencing on December 30, 2008, six-month period) commencing on December of the year set forth below:

                   Year               Percentage
      -----------------------------   ----------
      2005.........................   104.437%
      2006.........................   102.958%
      2007.........................   101.479%
      2008 and thereafter..........   100.000%

            In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

            6. Special Redemption. (a) At any time, or from time to time, on or prior to June 30, 2005, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes, including the original principal amount of any Additional Notes, issued under the Indenture at a Redemption Price of 108.875% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the principal amount of Notes, including the original principal amount of any Additional Notes, issued under the Indenture remains outstanding immediately after any such redemption; and (2) such redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering.

            (b) At any time on or prior to December 30, 2005, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable
Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event shall such notice be mailed more than 180 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

            7. Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to purchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

            8. Notice of Redemption or Purchase. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than
(euro)1,000  may be redeemed or purchased in part but only in whole multiples of
(euro)1,000, unless all of the Notes held by a Holder are to be redeemed or purchased. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption or purchase.

            9.    Purchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Such purchase shall be made upon notice mailed by first-class mail within 60 days following the date upon which the Change of Control occurred to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). In the event of a Change of Control, the Company will also publish a notice of the offer to purchase in accordance with the procedures described under Section 13.2 of the Indenture. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

            (b) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of an applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Section 4.10(1)(c)(i), (1)(c)(ii) and (1)(c)(iii) of the Indenture (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in Section 4.10(1)(c)(i), (1)(c)(ii) and
(1)(c)(iii) of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale under the Indenture and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10 of the Indenture.

            (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of (euro)1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of (euro)1,000 and integral multiples of
(euro)1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            13. Defaults and Remedies. Each of the following constitutes an "Event of Default": (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Note when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture or any Security Document which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20 million or more at any time; (v) the repudiation by the Company of any of its obligations under any Security Document, or the unenforceability of any Security Document against the Company if such unenforceability reasonably would be expected to result in a material adverse effect on the Liens granted by the Company pursuant to such Security Documents; (vi) one or more judgments in an aggregate amount in excess of $20 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or (vii) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

            15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

            19. Governing Law. The Indenture, the Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Company and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, non-exclusive jurisdiction of the aforesaid courts. Each of the Company and each Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

            20. ISIN and Common Code Numbers. The Company has caused ISIN and Common Code numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Kronos International, Inc.
                           16825 North Chase Drive
                           Suite 1200
                           Houston, Texas 77060
                           Attention: Robert D. Hardy

                                 ASSIGNMENT FORM


            To assign this Note, fill in the form below:

            (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
              (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (Print or type assignee's name address and zip code)

and irrevocably appoint
                        ---------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

      Date: _____________________

                                    Your Signature:
                                                    -----------------------
                                                    (Sign exactly as your
                                                    name appears on the
                                                    face of this Note)

            Signature Guarantee:
                                 ------------------------------------------
                                 (Participant in recognized signature
                                 guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.15 ("Change of Control Offer") of the Indenture, check the applicable boxes

            |_| Net Proceeds Offer:       |_| Change of Control Offer:

               in whole    |_|               in whole    |_|

               in part     |_|               in part     |_|

               Amount to be                  Amount to be
               purchased:(euro)___________       purchased:(euro)___________


            Dated: __________________    Signature: ________________________
                                                    (Sign exactly as your
                                                    name appears on the
                                                    other side of this Note)

            Signature Guarantee: ___________________________________________
                                 (Participant in recognized signature
                                 guarantee medallion program)

            Social Security Number or
            Taxpayer Identification Number: ________________________________